UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

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CLEARWATER INVESTMENT TRUST
(Name of Registrant as Specified in Its Charter)

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Clearwater Investment Trust

2000 Wells Fargo Place

30 East 7th Street

St. Paul, Minnesota 55101-4930

April 23, 2015

Dear Shareholder,

In a supplement to the prospectus of the Clearwater Core Equity Fund (the “Fund”) dated February 10, 2015, and sent to you shortly thereafter, the Clearwater Investment Trust described the termination of two subadvisers and the hiring of two new subadvisers to the Fund. The termination of Heartland Advisors, Inc. and Knightsbridge Asset Management, LLC and the hiring of AQR Capital Management, LLC (“AQR”) and O’Shaughnessy Asset Management, LLC (“OSAM”) were approved by the Clearwater Investment Trust Board of Trustees on January 29, 2015.

We are now providing to you what is commonly referred to as an “Information Statement,” which provides you with additional data regarding AQR and OSAM, as well as the factors considered by the Board of Trustees in approving the subadvisory agreements with these two firms.

This Information Statement does not require any action by you as a shareholder, but I encourage you to read this material and inform your Financial Consultant at Fiduciary Counseling, Inc. if you have any questions.

Sincerely,

Justin H. Weyerhaeuser
President and Treasurer
Clearwater Investment Trust

Clearwater Investment Trust
Clearwater Core Equity Fund
April 23, 2015
Information Statement Regarding New Investment Subadvisory Agreements with
AQR Capital Management, LLC and O’Shaughnessy Asset Management, LLC, and
Termination of Investment Subadvisory Agreements with
Heartland Advisors, Inc. and Knightsbridge Asset Management, LLC

          This Information Statement is being furnished on behalf of the Board of Trustees (the “Trustees”) of the Clearwater Investment Trust (the “Trust”) to inform shareholders of the Clearwater Core Equity Fund (the “Fund”) as to the hiring of two new subadvisers of the Fund and the termination of subadvisory agreements with two previous subadvisers. In connection with the hiring of the new subadvisers, the Trustees approved two new subadvisory agreements among the Trust, Clearwater Management Co., Inc. (“CMC”), and each of AQR Capital Management, LLC (“AQR”) and O’Shaughnessy Asset Management, LLC (“OSAM”), respectively (collectively, the “New Subadvisory Agreements”). The hiring of each subadviser was approved by the Trustees upon the recommendation of CMC, which serves as investment adviser to the Fund. In connection with the termination of the previous subadvisers, the Trustees approved the termination of two subadvisory agreements among the Trust, CMC and each of Heartland Advisors, Inc. (“Heartland”) and Knightsbridge Asset Management, LLC (“Knightsbridge”), respectively (collectively, the “Terminated Subadvisory Agreements”). The termination of each subadviser was approved by the Trustees upon the recommendation of CMC. The hiring and termination of these subadvisers by the Trustees was done without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “Commission”) granted to the Trust and CMC on November 14, 2001 (the “Exemptive Order”).

This Information Statement is being mailed on or about April 28, 2015, to shareholders of record of the Fund as of April 27, 2015. This Information Statement requires NO ACTION from you as a shareholder.

INTRODUCTION

CMC is the investment adviser to the series of the Trust, including the Fund. CMC and the Fund’s Trustees have delegated responsibility for managing the assets in the Fund’s investment portfolio to certain subadvisers. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that shareholders of a mutual fund approve investment advisory or subadvisory agreements to the mutual fund. However, the Exemptive Order permits the Trust and CMC, subject to certain conditions, and subject to approval by the Trustees, to hire and retain, or to terminate, unaffiliated subadvisers without shareholder approval. Therefore, CMC and the Trust may hire, terminate, or replace subadvisers to the Fund that are unaffiliated with the Trust or CMC without shareholder approval. CMC and the Trust may also materially amend subadvisory agreements without obtaining shareholder approval.

Consistent with the Exemptive Order, at a meeting held on January 29, 2015, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust or of CMC, as defined under the 1940 Act (collectively, the “Independent Trustees”), approved the New Subadvisory Agreements. As discussed later in this Information Statement, the Trustees carefully considered each subadvisory arrangement and concluded that the approval of each of these agreements was in the best interests of the Fund and its shareholders. Additionally, at the same meeting, the Trustees, including a majority of the Independent Trustees, approved the termination of the Terminated Subadvisory Agreements.

As a condition to relying on the Exemptive Order, the Trust and CMC are required to furnish the Fund’s shareholders with information about AQR and OSAM within ninety days from the date on which they were hired. This Information Statement is intended to provide such information, as well as additional details of the New Subadvisory Agreements.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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THE ADVISER

CMC is a privately-owned corporation organized under the laws of the State of Minnesota, and is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). CMC serves as the Fund’s investment adviser pursuant to the management contract between the Fund and CMC, dated March 1, 1998 and as amended time to time. CMC has been in the investment management business since 1987. CMC’s address is 30 East 7th Street, Suite 2000, St. Paul, Minnesota 55101. Pursuant to the Exemptive Order, subject to the approval of the Board of Trustees, CMC may select subadvisers to serve as portfolio managers of the funds it manages or materially modify an existing subadvisory agreement without obtaining shareholder approval of a new or amended subadvisory agreement. CMC has ultimate responsibility to oversee and to recommend the hiring, termination and replacement of any subadviser. As a result, CMC selects and supervises subadvisers for the Fund and administers the Fund’s business operations. Under its management contract with the Fund, CMC is also responsible for paying directly all expenses of the Fund other than commissions and other charges related to the purchase and sale of portfolio securities and other assets, taxes, interest and extraordinary expenses, including without limitation litigation expenses. Pursuant to the management contract, the Trust compensates CMC for these services to the Fund by paying CMC an annual advisory fee of 0.90% of the average daily net assets under management. As of the date of this Information Statement, CMC is voluntarily waiving a portion of its annual advisory fee, and is being compensated at the rate of 0.50% of the average daily net assets under management.

Philip W. Pascoe is CMC’s Chairman and President and also serves as a director of CMC. Mr. Pascoe has been associated with CMC since 1987 and with the Fund since its inception. William T. Weyerhaeuser is CMC’s Vice President and Secretary and also serves as a director of CMC. The other directors of CMC are: Elizabeth D. Hlavka, Samuel B. Carr, Jr., Catherine L. Weyerhaeuser, Frank W. Piasecki, Daniel C. Titcomb, Vivian W. Day, and Courtland B. Cunningham. Stephen G. Simon is Chief Compliance Officer of CMC. The address of each director and officer is 30 East 7th Street, Suite 2000, St. Paul, Minnesota 55101.

AQR

AQR is a registered investment adviser under the Advisers Act. AQR is a Delaware limited liability company formed in 1998. AQR’s address is Two Greenwich Plaza, Greenwich, CT 06830. AQR is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC (“AQR Holdings”), which has no activities other than holding the interests of AQR. Clifford S. Asness, Ph.D., M.B.A., may be deemed to control AQR through his voting control of the Board of Members of AQR Holdings.

AQR was approved by the Trustees to serve as a subadviser to the Fund at a meeting of the Trustees held on January 29, 2015. AQR is not affiliated with CMC or the Trust. AQR will perform its duties and provide services subject to the oversight and supervision of CMC.

Fees payable to AQR under the Investment Subadvisory Agreement dated as of February 3, 2015, among the Trust, CMC and AQR (the “AQR Agreement”) are calculated and accrued daily upon the average daily net assets of the Fund under AQR’s management and are paid monthly by CMC. AQR is compensated out of the fees CMC receives from the Fund. CMC will pay the following fee based on the Fund’s net assets under AQR’s management: 0.375% on net assets while assets are below $100 million, and 0.35% on net assets while assets are at or above $100 million.

AQR provides similar advisory services to other registered investment companies as described in the table below.

Name of Fund	Approximate Fund Assets as of March 31, 2015	Advisory Fee (annually, as % of daily net assets)	Waiver of Advisory Fee
AQR TM Large Cap Multi-Style Fund	$4.9 million	0.30%	AQR has contractually agreed to waive its management fee and/or to reimburse expenses of the Fund to the extent necessary to maintain the total annual fund operating expenses (excluding interest, taxes, dividends on short sales, borrowing costs, acquired fund fees and expenses, interest expense relating to short sales and extraordinary expenses) at no more than 0.45% for Class I Shares, 0.70% for Class N Shares and 0.35% for Class R6 Shares. This arrangement will continue at least through January 28, 2017.

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The name and principal occupation of the principal executive officer(s) of AQR are listed below. The address of each principal executive officer is Two Greenwich Plaza, Greenwich, Connecticut 06830.

Name	Title

Clifford S. Asness	Managing and Founding Principal

OSAM

OSAM is a registered investment adviser under the Advisers Act. OSAM’s principal office is located at 6 Suburban Avenue, Stamford, CT 06910. As of February 9, 2015, O’Shaughnessy Family Partners LLC, of which Mr. James O’Shaughnessy is the majority owner through his 70% ownership interest, owns 71% of OSAM and is, therefore, a control person of OSAM.

OSAM was approved by the Trustees to serve as a subadviser to the Fund at a meeting of the Trustees held on January 29, 2015. OSAM is not affiliated with CMC or the Trust. OSAM will perform its duties and provide services subject to the oversight and supervision of CMC.

Fees payable to OSAM under the Investment Subadvisory Agreement dated as of February 4, 2015, among the Trust, CMC and OSAM (the “OSAM Agreement”) are calculated and accrued daily upon the average daily net assets of the Fund under OSAM’s management and are paid quarterly by CMC. OSAM is compensated out of the fees CMC receives from the Fund. CMC will pay the following fee based on the Fund’s net assets under OSAM management: 0.35%.

OSAM does not provide similar advisory services to any other registered investment companies.

The name and principal occupation of the principal executive officer(s) of OSAM are listed below. The address of each principal executive officer is 6 Suburban Avenue, Stamford, Connecticut 06901.

Name	Title

Jim O’Shaughnessy	Chairman, Chief Executive Officer, Chief Investment Officer, Senior Portfolio Manager

Chris Loveless	President

APPOINTMENT OF AQR AND OSAM AS SUBADVISERS TO THE FUND

At the meeting on January 29, 2015, the Trustees approved the appointment of AQR and OSAM as subadvisers to the Fund. AQR and OSAM began to manage assets of the Funds, as allocated to each entity respectively, on February 12, 2015. Parametric Portfolio Associates and Osterweis Capital Management, LLC will continue to serve as subadvisers to the Fund.

COMPARISON OF THE SUBADVISORY AGREEMENTS

The Terminated Subadvisory Agreements have the same material terms, except where noted herein. Together, Knightsbridge and Heartland are referred to as the “Terminated Subadvisers.” Additionally, the New Subadvisory Agreements have the same material terms, except where noted herein. Collectively, AQR and OSAM are referred to herein as the “New Subadvisers.”

The New Subadvisory Agreements were approved by the Board on January 29, 2015. The New Subadvisory Agreements each have an initial term of two years from the effective date. Thereafter, continuance of the New Subadvisory Agreements shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by the Trustees, as well as the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval. The Terminated Subadvisory Agreements contained similar provisions.

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The New Subadvisory Agreements may be terminated by: (i) CMC at any time without penalty, upon 60 days’ written notice to the New Subadviser and the Trust; (ii) the Trust at any time without penalty, upon the vote of a majority of the Trust’s Board of Trustees or a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to CMC and the New Subadviser; or (iii) by the New Subadviser at any time without penalty, upon 60 days’ written notice to CMC and the Trust. The Knightsbridge Agreement contained similar provisions. The Heartland Agreement contained similar provisions, but required that the subadviser terminate the agreement upon not less than 90 days’ written notice to the Fund, the Trust and CMC. The AQR Agreement additionally may be terminated by AQR upon 30 days’ written notice to the Trust and CMC upon notice by the Trust or CMC to AQR of a material change to the investment objectives, policies and/or strategies of the Fund. Each New Subadvisory Agreement and Terminated Subadvisory Agreement provides for automatic termination in the event of its assignment or if the management contract between the Trust and CMC terminates.

Under the terms of the New Subadvisory Agreements, each of the New Subadvisers furnishes a continuous investment program for the assets of the Fund allocated to that New Subadviser, subject to (i) the supervision of the Trust’s Board of Trustees and CMC, and (ii) the investment objective, policies and restrictions, as stated in the Fund’s registration statement filed with the Commission. The Terminated Subadvisory Agreements contained similar provisions.

The New Subadvisory Agreements provide that each New Subadviser will assist the custodian and portfolio accounting agent for the Trust in determining or confirming the value of any portfolio securities or other assets of the Trust allocated to such New Subadviser for which the custodian and portfolio accounting agent seek assistance from, or identify for review by, the New Subadviser. The Knightsbridge Agreement contained a similar provision. The Heartland Agreement contained a similar provision with respect to those securities for which readily available market prices are unavailable.

Each New Subadvisory Agreement allows the New Subadviser to employ or associate itself with any such entities or persons as the New Subadviser believes necessary to assist it in carrying out its obligations, but prohibits the New Subadviser from retaining as a subadviser any company that would be an “investment adviser” as that term is defined in the 1940 Act unless the contract with such subadviser is approved by a majority of both the Board of Trustees and the Independent Trustees and is also approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act. The Knightsbridge Agreement contained a similar provision. The Heartland Agreement did not contain a similar provision.

The AQR Agreement requires that in effecting a security or other transaction, AQR will seek to obtain the best execution for the Fund, pursuant to its best execution policy. The OSAM Agreement requires that OSAM’s primary consideration in effecting a security transaction must be to obtain the best execution for the Fund, taking into account the factors specified in the Fund’s Prospectus and/or Statement of Additional Information. The Terminated Subadvisory Agreements required the Terminated Subadvisers to take into account all factors that each reasonably determined to be relevant. Further, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the New Subadvisory Agreements allow a New Subadviser to place orders for the purchase and sale of portfolio securities with a broker-dealer who may charge in excess of what another broker-dealer would charge for the same transaction, provided that the New Subadviser has determined, in the exercise of its fiduciary obligations to the Trust, that such difference in price is reasonably justified by other aspects of the portfolio execution services offered by the broker-dealer, and subject to any policies of the Board of Trustees. The Terminated Subadvisory Agreements contained similar provisions.

As compensation for the services performed by each New Subadviser, CMC shall pay AQR and OSAM, out of the advisory fee it receives with respect to the Fund, a fee on a monthly basis and a quarterly basis, respectively. The Terminated Subadvisory Agreements contained similar provisions. The OSAM Agreement includes a provision whereby OSAM represents that the fee rate is equal to or lower than the lowest fee rate contracted by OSAM, as applicable, with respect to United States registered investment company sub-advisory relationships of comparable size that are managed pursuant to the same strategy as the assets of the Fund allocated to OSAM. In addition, the provision states that if OSAM in the future agrees to provide sub-advisory services to a United States registered investment company account that (i) is managed pursuant to the same strategy as its portion of the Fund, and (ii) is subject to a fee schedule that provides compensation to OSAM based on assets with a dollar value equal to or less than the dollar value of its portion of the Fund, at a rate that is lower than the fee rate applicable to the Fund, OSAM shall promptly notify CMC and offer to manage its portion of the Fund at such lower fee rate. The Terminated Subadvisory Agreements did not contain a similar provision.

A description of the subadvisory fees to be paid by CMC to each of AQR and OSAM is included in the relevant summary discussion of each New Subadviser above. Under the Heartland Agreement, CMC paid Heartland 0.65% of the Fund’s average daily net assets under Heartland’s management. Under the Knightsbridge Agreement, CMC paid Knightsbridge 0.75% of the first $20 million and 0.50% above $20 million of the Fund’s average daily net assets under Knightsbridge’s management.

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Each New Subadvisory Agreement states that, except as may be required by the 1940 Act or the rules thereunder or other applicable law, the New Subadviser shall not be liable for, or subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the New Subadvisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the New Subadviser’s duties under, or by reckless disregard of the New Subadviser’s obligations and duties under, the New Subadvisory Agreement. The Knightsbridge Agreement contained similar provisions. The Heartland Agreement contained similar provisions, but provided for liability on behalf of each party for negligence rather than gross negligence.

Pursuant to the New Subadvisory Agreements, CMC agrees to indemnify and hold harmless each New Subadviser, any affiliated person of the New Subadviser and each person who controls the New Subadviser against any and all losses, claims, damages, liabilities or litigation which may be based upon (i) CMC’s willful misfeasance, bad faith or gross negligence in the performance of CMC’s duties, or reckless disregard of its obligations and duties, under the New Subadvisory Agreement, or by any of its employees or representatives or any affiliate of, or any person acting on behalf of, CMC, or (ii) any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, CMC that is contained in the Fund’s registration statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to CMC and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to CMC, the Trust or to any affiliated person of CMC by an indemnified person of the New Subadviser. The New Subadvisory Agreements also state that each New Subadviser agrees to indemnify and hold harmless CMC, any affiliated person of CMC and each person who controls CMC and the Trust against any and all losses, claims, damages, liabilities or litigation which may be based upon (i) the New Subadviser’s willful misfeasance, bad faith or gross negligence in the performance of the New Subadviser’s duties, or reckless disregard of its obligations and duties, under the New Subadvisory Agreement, or by any of its employees or representatives or any affiliate of, or any person acting on behalf of, the New Subadviser, with respect to the OSAM agreement, (ii) failure to manage the assets of the Fund allocated to the New Subadviser in accordance with Subchapter M of the Internal Revenue Code (the “Code”), or (iii) any untrue statement or alleged untrue statement of a material fact pertaining to the New Subadviser or the Subadviser’s rendering of advisory services to the assets of the Fund allocated to the New Subadviser that is contained in, or omission or alleged omission of any material fact from, the registration statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the New Subadviser and was required to be stated therein or necessary to make the statements therein not misleading, where such statement or omission was made in reliance upon information furnished to CMC, the Trust, or an affiliate of CMC or the Trust by the New Subadviser or any affiliated person of the New Subadviser. Pursuant to each New Subadvisory Agreement, neither CMC nor the New Subadviser is responsible for indemnifying the other where the other’s liability stems from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties, under the New Subadvisory Agreement. The Heartland Agreement did not contain similar provisions. The Knightsbridge agreement contained provisions similar to the OSAM agreement.

The New Subadvisory Agreements provide that each New Subadviser will pay all expenses incurred by it and its staff for their activities in connection with its portfolio management duties under the New Subadvisory Agreement, and further lists the expenses of the Trust’s operations for which CMC and the Trust are responsible. The Terminated Subadvisory Agreements contained similar provisions.

The New Subadvisory Agreements provide that the records maintained by the New Subadvisers for the Fund are the property of the Trust. AQR agrees to surrender as soon as reasonably practicable to the Trust any of such records upon the Trust’s or CMC’s reasonable request. OSAM agrees to surrender promptly to the Trust any of such records upon the Trust’s or CMC’s request. The New Subadvisory Agreements also require the subadviser to maintain records in accordance with Rule 31a-1 under the 1940 Act and Rule 204-2 under the Advisers Act for the period specified in Rule 31a-2 under the 1940 Act and Rule 204-2 under the Advisers Act, respectively. The Terminated Subadvisory Agreements contained similar provisions.

The AQR Agreement provides that AQR will vote all proxies solicited by or with respect to the issuers of securities held by the Fund in accordance with AQR’s written proxy voting policies and procedures. The OSAM Agreement provides that OSAM and/or its third-party service provider will vote all proxies solicited by or with respect to the issuers of securities held by the Fund in accordance with CMC’s proxy voting policy, which sets forth the policy that proxies be voted for the exclusive benefit and in the best interests of the Trust. Absent contrary instructions received in writing from the Trust, OSAM and/or its third-party service provider will vote such proxies in accordance with applicable fiduciary obligations. The Terminated Subadvisory Agreements did not contain similar provisions. The Knightsbridge Agreement contained provisions similar to those of the OSAM Agreement. The Heartland Agreement provided that Heartland would vote all proxies in accordance with its proxy voting policies and procedures subject to CMC’s proxy voting policy.

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The New Subadvisory Agreements require that each New Subadviser reasonably assist CMC and the Trust in complying with the Trust’s obligations under Rule 38a-1 of the 1940 Act. As part of this requirement, each New Subadviser is responsible for providing such information regarding the New Subadviser’s compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act to the Trust’s chief compliance officer, as well as reports on any material changes to, or material deficiencies with, that compliance program. Each New Subadviser is further required to notify CMC in the event of certain actions by the Commission (or the commencement of proceedings that may result in such actions), which materially limit the New Subadviser’s activities, functions or operations, including censuring or revoking the registration of the New Subadviser as an investment adviser, or when the New Subadviser reasonably believes that the Fund may no longer qualify as a regulated investment company under Subchapter M of the Code. Similarly, CMC is required to notify the New Subadviser in the event of certain actions by the Commission (or the commencement of proceedings that may result in such actions), including censuring CMC or the Trust, placing limitations upon either of their activities, functions or operations, or revoking the registration of CMC as an investment adviser, or when CMC reasonably believes that the Fund may no longer qualify as a regulated investment company under Subchapter M of the Code. The Knightsbridge Agreement contained similar provisions. The Heartland Agreement did not contain similar provisions. Under the Heartland Agreement, Heartland agreed to cooperate with periodic reviews of its compliance program by CMC’s compliance personnel in their performance of their responsibilities under Rule 38a-1 of the 1940 Act. The Heartland Agreement required Heartland to provide CMC copies or summaries of its compliance program and additional information and certifications as CMC requested. Heartland also agreed to notify CMC of any material compliance violations that affected the Fund on a quarterly basis or with such other frequency as deemed necessary.

CMC’S RECOMMENDATION AND THE BOARD OF TRUSTEES’ DECISION REGARDING AQR

CMC recommended to the Trustees that they approve the AQR Agreement with respect to the Fund. CMC made the recommendation based upon, among other factors: the qualifications and performance of AQR’s investment team, AQR’s research and investment process and the belief that its investment strategies will complement the strategies of the Fund’s other subadvisers.

During a meeting held in December 2014, the Trustees met in person with representatives of AQR and received a presentation discussing AQR’s assets under management, investment philosophy and process, core equity investment style, trading capabilities, and AQR’s competitive advantages.  In advance of the meeting on January 29, 2015, the Trustees received written information that included: information as to the proposed allocation of assets among the Fund’s subadvisers, and a summary of information about AQR, including its investment professionals, process, philosophy, performance data, proposed subadvisory fees and the fees being charged by AQR for comparable subadvisory relationships. In addition, at the meeting on January 29, 2015, the Trustees received information from the Trust’s Chief Compliance Officer as to his review of AQR’s Code of Ethics, Form ADV, and compliance program. The Trustees reviewed and analyzed the factors that the Trustees deemed relevant with respect to AQR. These factors included the nature, quality, and extent of the services to be provided to the Fund by AQR; AQR’s investment process; performance data for AQR’s strategy; the qualifications and experience of the investment professionals who would be responsible for the management of their allocation of the Fund’s assets; and AQR’s overall resources. The following is a description of certain of the factors relevant to the Trustees’ decision to approve the AQR Agreement.

Nature, Extent, and Quality of Services: The Trustees considered the specific investment processes AQR would use in managing its allocation of the Fund’s assets. The Trustees looked at the qualifications of AQR’s investment team who would be responsible for managing its allocation of the Fund’s assets. The Trustees concluded that the nature, extent, and quality of the subadvisory services expected to be provided by AQR were appropriate for the Fund.

Investment Performance: The Trustees discussed the performance data for the strategy AQR would use in managing its allocation of the Fund’s assets as compared to its benchmark. The Trustees noted that the strategy had favorable backtested returns as compared to the benchmark, and that a fund managed by AQR using the same strategy had performed well over the brief period since its launch. The Trustees concluded that this data supported the decision to approve the AQR Agreement.

Subadvisory Fee: The Trustees evaluated the proposed subadvisory fee schedule, which was negotiated at arm’s length by CMC under the supervision of the Trustees. The Trustees noted that the fee schedule was competitive with the three discretionary active managers that currently subadvise the Fund and the other proposed subadviser. The Trustees also noted that CMC, not the Fund, would pay the subadvisory fee to AQR. The Trustees concluded that the proposed subadvisory fee schedule was reasonable given the nature, extent and quality of the subadvisory services to be performed by AQR.

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Benefits to the Subadviser: The Trustees considered the ancillary benefits that could accrue to AQR due to its relationship with the Fund and noted that the relationship would be limited to the provision of subadvisory services. The Trustees concluded that no significant ancillary benefits would result from the AQR Agreement.

Profitability: The Trustees considered that AQR is an independent firm and that the subadvisory fee to be charged is the result of arm’s length bargaining between AQR and CMC under the supervision of the Trustees.

Economies of Scale: The Trustees noted that CMC, not the Fund, would pay the subadvisory fee to AQR and that the Trustees consider on an annual basis whether economies of scale might be realized by CMC as the Fund’s assets grow and whether there also might be benefits from such growth for the Fund’s shareholders.

Other Considerations: The Trustees considered CMC’s judgment and recommendation that adding AQR as a subadviser would add value to the Fund’s shareholders and would be complementary to both the existing and proposed subadvisers.

Conclusion: After full consideration of the factors described above along with other information, with no single factor identified as being of paramount importance, the Trustees, including a majority of Independent Trustees, concluded that the approval of the AQR Agreement was in the best interests of the Fund and its shareholders and approved the AQR Agreement, with the proposed fee to be paid by CMC out of its management fee.

CMC’S RECOMMENDATION AND THE BOARD OF TRUSTEES’ DECISION REGARDING OSAM

CMC recommended to the Trustees that they approve the OSAM Agreement with respect to the Fund. CMC made the recommendation based upon, among other factors: the qualifications and performance of OSAM’s investment team, OSAM’s research and investment process and the belief that its investment strategies will complement the strategies of the Fund’s other subadvisers.

During a meeting held in December 2014, the Trustees met in person with representatives of OSAM and received a presentation discussing OSAM’s investment philosophy and the construction, characteristics and performance of OSAM’s proprietary value blend strategy.  In advance of the meeting on January 29, 2015, the Trustees received written information that included: information as to the proposed allocation of assets among the Fund’s subadvisers, and a summary of information about OSAM, including its investment professionals, process, philosophy, past performance, proposed subadvisory fees and the fees being charged by OSAM for comparable subadvisory relationships. In addition, at the meeting on January 29, 2015, the Trustees received information from the Trust’s Chief Compliance Officer as to his review of OSAM’s Code of Ethics, Form ADV, and compliance program. The Trustees reviewed and analyzed the factors that the Trustees deemed relevant with respect to OSAM. These factors included the nature, quality, and extent of the services to be provided to the Fund by OSAM; OSAM’s investment process; OSAM’s historical performance record for other portfolios with a similar management style to the Fund; the qualifications and experience of the investment professionals who would be responsible for the management of their allocation of the Fund’s assets; and OSAM’s overall resources. The following is a description of certain of the factors relevant to the Trustees’ decision to approve the OSAM Agreement.

Nature, Extent, and Quality of Services: The Trustees considered the specific investment processes OSAM would use in managing its allocation of the Fund’s assets. The Trustees looked at the qualifications of OSAM’s investment team who would be responsible for managing its allocation of the Fund’s assets. The Trustees concluded that the nature, extent, and quality of the subadvisory services expected to be provided by OSAM were appropriate for the Fund.

Investment Performance: The Trustees discussed OSAM’s performance record for the strategy it would use in managing its allocation of the Fund’s assets as compared to its strategy benchmark and the Fund’s benchmark. The Trustees noted that the strategy’s performance compared favorably to its strategy benchmark for the period since its inception in December 2001. The Trustees concluded that this data supported the decision to approve the OSAM Agreement.

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Subadvisory Fee: The Trustees evaluated the proposed subadvisory fee schedule, which was negotiated at arm’s length by CMC under the supervision of the Trustees. The Trustees noted that the fee schedule was competitive with the three discretionary active managers that currently subadvise the Fund and the other proposed subadviser. The Trustees also noted that CMC, not the Fund, would pay the subadvisory fee to OSAM. The Trustees concluded that the proposed subadvisory fee schedule was reasonable given the nature, extent and quality of the subadvisory services to be performed by OSAM.

Benefits to the Subadviser: The Trustees considered the ancillary benefits that could accrue to OSAM due to its relationship with the Fund and noted that the relationship would be limited to the provision of subadvisory services. The Trustees concluded that no significant ancillary benefits would result from the OSAM Agreement.

Profitability: The Trustees considered that OSAM is an independent firm and that the subadvisory fee to be charged is the result of arm’s length bargaining between OSAM and CMC under the supervision of the Trustees.

Economies of Scale: The Trustees noted that CMC, not the Fund, would pay the subadvisory fee to OSAM and that the Trustees consider on an annual basis whether economies of scale might be realized by CMC as the Fund’s assets grow and whether there also might be benefits from such growth for the Fund’s shareholders.

Other Considerations: The Trustees considered CMC’s judgment and recommendation that adding OSAM as a subadviser would add value to the Fund’s shareholders and would be complementary to both the existing and proposed subadvisers.

Conclusion: After full consideration of the factors described above along with other information, with no single factor identified as being of paramount importance, the Trustees, including a majority of Independent Trustees, concluded that the approval of the OSAM Agreement was in the best interests of the Fund and its shareholders and approved the OSAM Agreement, with the proposed fee to be paid by CMC out of its management fee.

GENERAL INFORMATION

Fund Custodian and Accounting Services Agent: The Fund’s Custodian and Accounting Services Agent is The Northern Trust Company, which is located at 50 South LaSalle Street, Chicago, Illinois 60603. The Trust, on behalf of the Fund, entered into a Custody Agreement and a Fund Administration and Accounting Services Agreement, each dated as of December 3, 2010 and amended April 27, 2012, pursuant to which The Northern Trust Company provides various services for the Fund, including custody, accounting, maintenance of certain Fund records, and calculation of the Fund’s net asset value.

Principal Underwriting Arrangements: The Fund does not have a Principal Underwriter.

Affiliated Brokerage Transactions: For the fiscal year ended December 31, 2014, the Fund did not pay any commission to any affiliated brokers.

Record or Beneficial Ownership: As of April 1, 2015, the fund had 13,324,822.487 total shares outstanding and no persons or entities owned 5% or more of the outstanding shares of the Fund except as follows:

Name of Owner	Title of Class*	Number of shares owned	Percent of Class*
Jewett 1931 Trust 2000 Wells Fargo Place 30 East 7th Street Saint Paul, MN 55101	N/A	835,698.469	6.27%

*The Fund does not offer separate classes of shares. The percentage provided represents the percentage of ownership of the total outstanding shares of the Fund.

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As of April 1, 2015, the executive officers and Trustees of the Trust owned the following outstanding shares of the Fund:

Name of Beneficial Owner	Title of Class*	Amount and nature of beneficial ownership	Percent of Class*
Sara G. Dent 30 E. 7th Street St. Paul, MN 55101	N/A	10,313.037 (sole voting and investment control) 245,301.256 (as beneficiary of trust(s))	1.92%
James E. Johnson 30 E. 7th Street St. Paul, MN 55101	N/A	3,931.459 (sole voting and investment control)	**
Edward R. Titcomb III 30 E. 7th Street St. Paul, MN 55101	N/A	5,560.327 (sole voting and investment control) 6,978.327 (as beneficiary of trust(s))	**
Charles W. Rasmussen 30 E. 7th Street St. Paul, MN 55101	N/A	5,114.835 (sole voting and investment control) 47,811.709 (as beneficiary of trust(s))	**
Laura E. Rasmussen 30 E. 7th Street St. Paul, MN 55101	N/A	19,159.276 (sole voting and investment control)	**
Frederick T. Weyerhaeuser 30 E. 7th Street St. Paul, MN 55101	N/A	15,518.516 (sole voting and investment control) 18,968.200 (as beneficiary of trust(s))	**
Justin H. Weyerhaeuser 30 E. 7th Street St. Paul, MN 55101	N/A	69,319.351 (as beneficiary of trust(s))	**
All executive officers and Trustees as a group	N/A	447,714.033	3.36%

*The Fund does not offer separate classes of shares. The percentage provided represents the percentage of ownership of the total outstanding shares of the Fund.

 **The beneficial owner owned less than 1% of the total outstanding shares of the Fund.

HOUSEHOLDING

Only one copy of this Information Statement may be sent to households, even if more than one person in a household is a Fund shareholder of record, unless the Trust has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the Trust toll-free at (888) 228-0935 or write the Trust at 2000 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101-4930. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would prefer to receive just one copy for the household, contact the Trust toll-free at (888) 228-0935 or write the Trust at 2000 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101-4930.

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SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Trust’s most recent annual report dated December 31, 2014, and may be obtained by contacting the Trust toll-free at (888) 228-0935 or writing the Trust at 2000 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101-4930.

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